Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for August 2016

ATLANTA, September 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for August 2016.

Consolidated passenger unit revenue (PRASM) for the month of August declined 9.5% year over year, as the company continues to see pressure from close-in domestic yield weakness, the ongoing supply-demand imbalance in the Transatlantic, and headwinds from its Yen hedge positions.

In addition, the outage Delta suffered in August resulted in 2,300 cancelled flights over a three day period. The outage and subsequent operational recovery efforts negatively impacted August revenue by approximately $100 million or 2 points of PRASM.

“We are grateful to our customers for continuing to rely on Delta for the superior customer service and operational performance you’ve come to expect from us,” said Ed Bastian, CEO – Delta Air Lines. “Our recovery effort exemplified the hard work and determination of Delta people worldwide, and all 80,000 remain dedicated to regaining your trust.”

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
August consolidated PRASM change year over year	(9.5)%
August mainline completion factor	98.0%
August on-time performance (preliminary DOT A14)	79.9%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 321 destinations in 56 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Aug 2016	Aug 2015	Change		Aug 2016	Aug 2015	Change

RPMs (000):
Domestic	11,833,254	12,013,759	(1.5%)		88,105,510	85,066,156	3.6%
Delta Mainline	10,016,538	10,131,423	(1.1%)		74,227,920	71,092,608	4.4%
Regional	1,816,715	1,882,336	(3.5%)		13,877,589	13,973,548	(0.7%)
International	8,389,918	8,801,722	(4.7%)		57,400,260	57,630,450	(0.4%)
Latin America	1,669,296	1,718,523	(2.9%)		14,138,250	13,521,697	4.6%
Delta Mainline	1,626,144	1,682,685	(3.4%)		13,748,895	13,262,662	3.7%
Regional	43,152	35,838	20.4%		389,355	259,035	50.3%
Atlantic	4,496,377	4,648,008	(3.3%)		27,472,919	27,623,385	(0.5%)
Pacific	2,224,244	2,435,191	(8.7%)		15,789,092	16,485,368	(4.2%)
Total System	20,223,172	20,815,481	(2.8%)		145,505,770	142,696,606	2.0%

ASMs (000):
Domestic	14,183,486	13,819,205	2.6%		103,859,092	98,894,343	5.0%
Delta Mainline	11,895,479	11,533,073	3.1%		86,463,970	81,554,392	6.0%
Regional	2,288,007	2,286,132	0.1%		17,395,122	17,339,951	0.3%
International	9,767,853	10,012,009	(2.4%)		68,486,233	69,243,349	(1.1%)
Latin America	1,928,119	1,994,307	(3.3%)		16,680,093	16,285,242	2.4%
Delta Mainline	1,875,862	1,951,975	(3.9%)		16,198,120	15,955,921	1.5%
Regional	52,257	42,332	23.4%		481,974	329,321	46.4%
Atlantic	5,427,196	5,341,957	1.6%		33,940,703	33,793,513	0.4%
Pacific	2,412,538	2,675,745	(9.8%)		17,865,437	19,164,594	(6.8%)
Total System	23,951,339	23,831,214	0.5%		172,345,325	168,137,692	2.5%

Load Factor:
Domestic	83.4%	86.9%	(3.5)	pts	84.8%	86.0%	(1.2)	pts
Delta Mainline	84.2%	87.8%	(3.6)	pts	85.8%	87.2%	(1.4)	pts
Regional	79.4%	82.3%	(2.9)	pts	79.8%	80.6%	(0.8)	pts
International	85.9%	87.9%	(2.0)	pts	83.8%	83.2%	0.6	pts
Latin America	86.6%	86.2%	0.4	pts	84.8%	83.0%	1.8	pts
Delta Mainline	86.7%	86.2%	0.5	pts	84.9%	83.1%	1.8	pts
Regional	82.6%	84.7%	(2.1)	pts	80.8%	78.7%	2.1	pts
Atlantic	82.8%	87.0%	(4.2)	pts	80.9%	81.7%	(0.8)	pts
Pacific	92.2%	91.0%	1.2	pts	88.4%	86.0%	2.4	pts
Total System	84.4%	87.3%	(2.9)	pts	84.4%	84.9%	(0.5)	pts

Mainline Completion Factor	98.0%	99.8%	(1.8)	pts

Passengers Boarded	16,340,426	16,856,971	(3.1%)		123,713,175	120,611,324	2.6%

Cargo Ton Miles (000):	162,968	186,828	(12.8%)		1,303,064	1,472,525	(11.5%)

a Results include flights operated under contract carrier arrangements